UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 20, 2020

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-02217 (Commission File Number)	58-0628465 (IRS Employer Identification No.)

One Coca-Cola Plaza Atlanta, Georgia (Address of principal executive offices)	30313 (Zip Code)

Registrant’s telephone number, including area code: (404) 676-2121

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.25 Par Value	KO	New York Stock Exchange
Floating Rate Notes Due 2019	KO19A	New York Stock Exchange
0.000% Notes Due 2021	KO21B	New York Stock Exchange
Floating Rate Notes Due 2021	KO21C	New York Stock Exchange
1.125% Notes Due 2022	KO22	New York Stock Exchange
0.125% Notes Due 2022	KO22B	New York Stock Exchange
0.75% Notes Due 2023	KO23B	New York Stock Exchange
0.500% Notes Due 2024	KO24	New York Stock Exchange
1.875% Notes Due 2026	KO26	New York Stock Exchange
0.750% Notes Due 2026	KO26C	New York Stock Exchange
1.125% Notes Due 2027	KO27	New York Stock Exchange
1.250% Notes Due 2031	KO31	New York Stock Exchange
1.625% Notes Due 2035	KO35	New York Stock Exchange
1.100% Notes Due 2036	KO36	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 8.01.	Other Events.

The Coca-Cola Company is filing this Current Report on Form 8-K to provide an update to the information related to trends affecting our business that was previously disclosed in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" for the year ended December 31, 2019, filed in our Annual Report on Form 10-K for that year.

As COVID-19 continues to spread and significantly impact various markets around the world, including the United States, the company has put preparedness plans in place at our facilities to ensure continued operations, while also taking all necessary steps to keep our teams healthy and safe. Our teams have conducted preparedness exercises of their business continuity plans. We tested our IT infrastructure in advance, including at our global headquarters, through preparedness exercises. In line with recommendations to reduce large gatherings and increase social distancing, the company has asked many office-based employees to work remotely.

We are also working closely with our bottling partners on contingency planning for continuous supply and, at this stage, we do not foresee any near-term disruptions in concentrate or beverage base production.

Since our last guidance update, local market policies and initiatives to reduce the transmission of COVID-19 have significantly increased. These initiatives include the direction to refrain from dining at restaurants, the cancellation of major sporting and entertainment events, material reduction in travel, the promotion of social distancing and the adoption of work-from-home policies. These initiatives, in combination with the latest movements in foreign exchange rates, will have a negative impact on our full year financial and operating results and, therefore, we do not expect to achieve our previously provided full year guidance.

Due to the speed with which the COVID-19 situation is developing, there is uncertainty around its ultimate impact; therefore, the negative impact on our financial and operating results cannot be reasonably estimated at this time, but the impact could be material. We expect to provide an update during our Q1 2020 earnings release and call.

Item 9.01(d).	Financial Statements and Exhibits.

Exhibit No.	Description
Exhibit 104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the iXBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COCA-COLA COMPANY (REGISTRANT)

Date: March 20, 2020	By:	/s/ MARK RANDAZZA
Name: Mark Randazza
Title: Vice President, Assistant Controller and Chief Accounting Officers

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